Exhibit 99.1

            Buckeye Announces Fourth Quarter and Fiscal Year Results

     MEMPHIS, Tenn.--(BUSINESS WIRE)--Aug. 1, 2007--Buckeye Technologies Inc. (NYSE:BKI) today announced that it earned $15.9 million after tax ($.41 per share) in the quarter ended June 30, 2007. The Company's results included a $2.0 million pre-tax benefit from a water conservation partnership payment, a $2.1 million pre-tax benefit from reversal of accrued interest related to cancellation of a contingent note owed to Stac-Pac Technologies Inc., and a $3.3 million tax benefit from adjustments relating to federal and state valuation allowances and credits. The combined benefit of these three items on our Q4 earnings was $.15 per share.

     During the same quarter of the prior year the Company earned $1.2 million after tax ($.03 per share) which included a $0.8 million tax benefit ($.02 per share) related to a reduction in Canadian federal and provincial tax rates and restructuring and impairment expenses of $0.5 million after tax ($.01 per share) primarily associated with equipment sales at the closed operations in Lumberton, North Carolina and Glueckstadt, Germany.

     During the 2007 fiscal year, the Company earned $30.1 million after tax ($.79 per share) which included the benefit of the $5.7 million after tax ($.15 per share) discussed above and restructuring charges of $0.8 million after tax ($.02 per share). This compares to fiscal year 2006 earnings of $2.0 million after tax ($.05 per share), including restructuring and impairment expenses of $3.6 million after tax ($.10 per share).

     Net sales for the April-June quarter were $200 million, 3.5% above the $193 million achieved in the same quarter of the prior year. Net sales for fiscal year 2007 were $769 million, 5.6% above the $728 million achieved in the prior year.

     Chairman and Chief Executive Officer John B. Crowe said, "We are pleased with the improved results, both for the quarter and fiscal year. We credit the improved earnings to strong demand across all of our businesses and to the combination of higher prices, better mix and cost reductions. Reduced costs and higher volumes at our Americana plant also contributed to improved earnings, both for the quarter and total year. Our Nonwoven materials segment sales and earnings were strong for the total year, but even though sales were higher, operating income for the quarter was down compared to the January - March quarter due to higher corporate SRA allocations and special maintenance items. We continue to generate strong cash flow and we lowered our debt during the year by $76 million (from $521 million to $445 million), which includes the cancellation of the $5.0 million Stac-Pac note."

     Mr. Crowe went on to say, "With the anticipated improved fourth quarter results, we provided an earnings alert on July 25. Today we are releasing our results ahead of schedule and we will discuss fourth quarter and annual results at our conference call scheduled for 10:30 a.m. Eastern, Wednesday, August 8, 2007 following a review of our results with the Board of Directors at the previously scheduled August 7 meeting. We appreciate your understanding for the delay between today's announcement and our conference call."

     Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

     Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.


                      BUCKEYE TECHNOLOGIES INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
                (In thousands, except per share data)

                         Three Months Ended            Year Ended
                    -----------------------------  -------------------
                     June 30  March 31   June 30    June 30   June 30
                      2007      2007      2006       2007      2006
                    --------- --------- ---------  --------- ---------

Net sales           $200,176  $193,009  $193,368   $769,321  $728,485

Cost of goods sold   159,653   160,070   167,815    637,505   628,687
                    --------- --------- ---------  --------- ---------
Gross margin          40,523    32,939    25,553    131,816    99,798


Selling, research
 and administrative
 expenses             12,974    11,680    12,709     47,021    47,762
Amortization of
 intangibles and
 other                   697       500       506      2,335     2,000
Impairment of long-
 lived assets              -         -       621          -     2,090
Restructuring costs       24     1,201       101      1,249     3,526
                    --------- --------- ---------  --------- ---------

Operating income      26,828    19,558    11,616     81,211    44,420

Net interest
 expense and
 amortization of
 debt costs           (7,587)  (10,020)  (11,414)   (38,798)  (43,233)
Loss on early
 extinguishment of
 debt                    (95)      (85)        -       (832)     (151)
Gain on sale of
 assets held for
 sale                      -         -         -        355         -
Foreign exchange
 and other             1,228       422      (110)     1,902      (352)
                    --------- --------- ---------  --------- ---------
Income before
 income taxes         20,374     9,875        92     43,838       684
Income tax expense
 (benefit)             4,456     3,302    (1,118)    13,720    (1,296)
                    --------- --------- ---------  --------- ---------
Net income          $ 15,918  $  6,573  $  1,210   $ 30,118  $  1,980
                    ========= ========= =========  ========= =========


Earnings per share
    Basic           $   0.42  $   0.17  $   0.03   $   0.80  $   0.05
    Diluted         $   0.41  $   0.17  $   0.03   $   0.79  $   0.05

Weighted average
 shares for basic
 earnings per share   38,166    37,841    37,661     37,842    37,622

Adjusted weighted
 average shares for
 diluted earnings
 per share            38,772    38,396    37,684     38,218    37,658


                      BUCKEYE TECHNOLOGIES INC.
                     CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                            (In thousands)

                                                   June 30    June 30
                                                    2007       2006
                                                  ---------  ---------


Current assets:
    Cash and cash equivalents                     $  14,790  $   8,734
    Accounts receivable, net                        116,865    114,098
    Inventories                                      86,777     98,567
    Deferred income taxes and other                   9,452      8,473
                                                  ---------  ---------
        Total current assets                        227,884    229,872

    Property, plant and equipment, net              537,655    531,898
    Goodwill                                        155,937    149,106
    Intellectual property and other, net             30,346     38,677
                                                  ---------  ---------
Total assets                                      $ 951,822  $ 949,553
                                                  =========  =========


Liabilities and stockholders' equity
Current liabilities:
    Trade accounts payable                        $  41,030  $  32,973
    Accrued expenses                                 49,532     48,416
    Current portion of capital lease obligations        399        627
    Current portion of long-term debt                     -      1,294
                                                  ---------  ---------
        Total current liabilities                    90,961     83,310

    Long-term debt                                  445,138    519,414
    Deferred income taxes                            41,761     35,686
    Capital lease obligations                           356        755
    Other liabilities                                26,452     20,671
    Stockholders' equity                            347,154    289,717
                                                  ---------  ---------
Total liabilities and stockholders' equity        $ 951,822  $ 949,553
                                                  =========  =========


                      BUCKEYE TECHNOLOGIES INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (unaudited)
                            (In thousands)

                                                       Year Ended
                                                  --------------------
                                                  June 30,   June 30,
                                                    2007       2006
                                                  ---------  ---------
OPERATING ACTIVITIES
-------------------------------------------------
Net income                                        $ 30,118   $  1,980
Adjustments to reconcile net income to net cash provided by operating activities:

    Impairment of long-lived assets                      -      2,090
    Depreciation                                    49,212     46,903
    Amortization                                     3,258      3,336
    Loss on early extinguishment of debt               832        151
    Deferred income taxes                            7,205     (5,464)
    Gain on sale of assets held for sale              (355)         -
    Loss on disposal of equipment                    1,190          -
    Provision for bad debts                            (47)       123
    Other                                            1,295      2,192
    Change in operating assets and liabilities
        Accounts receivable                         (1,931)     8,535
        Inventories                                 13,159     10,900
        Other assets                                (1,041)    (5,954)
        Accounts payable and other liabilities       8,490     (6,071)
                                                  ---------  ---------
Net cash provided by operating activities          111,385     58,721

INVESTING ACTIVITIES
    Purchases of property, plant & equipment       (45,200)   (45,591)
    Proceeds from sale of assets                       521      1,163
    Other                                             (539)      (467)
                                                  ---------  ---------
Net cash used in investing activities              (45,218)   (44,895)

FINANCING ACTIVITIES
    Net borrowings (payments) under line of
     credit                                         (3,000)       350
    Payments on long term debt and other           (67,752)   (16,813)
    Net proceeds from sale of equity interests       9,858        549
                                                  ---------  ---------
Net cash used in financing activities              (60,894)   (15,914)
                                                  ---------  ---------

Effect of foreign currency rate fluctuations on
 cash                                                  783        896

Increase (decrease) in cash and cash equivalents     6,056     (1,192)
                                                  ---------  ---------
Cash and cash equivalents at beginning of period     8,734      9,926
                                                  ---------  ---------
Cash and cash equivalents at end of period        $ 14,790   $  8,734
                                                  =========  =========


                      BUCKEYE TECHNOLOGIES INC.
                     SUPPLEMENTAL FINANCIAL DATA
                             (unaudited)
                            (In thousands)

                         Three Months Ended            Year Ended
                    -----------------------------  -------------------
SEGMENT RESULTS     June 30,  March 31, June 30,   June 30,  June 30,
                      2007      2007      2006       2007      2006
                    --------- --------- ---------  --------- ---------
Specialty Fibers
    Net sales       $143,432  $135,398  $136,173   $543,831  $515,855
    Operating
     income (a)       22,241    15,948     7,110     63,671    35,842
    Depreciation
     and
     amortization
     (b)               8,312     7,901     7,826     31,770    29,945
    Capital
     expenditures     16,231     8,727     3,819     36,614    42,410

Nonwoven Materials
    Net sales       $ 66,002  $ 65,386  $ 63,916   $258,843  $240,873
    Operating
     income (a)        4,535     5,873     5,515     21,233    15,919
    Depreciation
     and
     amortization
     (b)               4,013     3,898     3,893     16,047    15,835
    Capital
     expenditures      1,474     1,845       450      4,316     1,939

Corporate
    Net sales       $ (9,258) $ (7,775) $ (6,721)  $(33,353) $(28,243)
    Operating loss
     (a)                  52    (2,263)   (1,009)    (3,693)   (7,341)
    Depreciation
     and
     amortization
     (b)               1,126       844       909      3,775     3,398
    Capital
     expenditures      1,260     1,338       143      4,270     1,242

Total
    Net sales       $200,176  $193,009  $193,368   $769,321  $728,485
    Operating
     income (a)       26,828    19,558    11,616     81,211    44,420
    Depreciation
     and
     amortization
     (b)              13,451    12,643    12,628     51,592    49,178
    Capital
     expenditures     18,965    11,910     4,412     45,200    45,591

(a) Asset impairment and restructuring costs are included in operating income for the corporate segment.
(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles.

                         Three Months Ended            Year Ended
                    -----------------------------  -------------------
ADJUSTED EBITDA     June 30,  March 31, June 30,   June 30,  June 30,
                      2007      2007      2006       2007      2006
                    --------- --------- ---------  --------- ---------

Income              $ 15,918  $  6,573  $  1,210   $ 30,118  $  1,980
Income tax expense
 (benefit)             4,456     3,302    (1,118)    13,720    (1,296)
Interest expense       7,377     9,776    11,135     37,853    42,381
Amortization of
 debt costs              321       319       371      1,300     1,487
Early
 extinguishment of
 debt                     95        85         -        832       151
Depreciation,
 depletion and
 amortization         13,451    12,643    12,628     51,592    49,178
                    --------- --------- ---------  --------- ---------
EBITDA                41,618    32,698    24,226    135,415    93,881
Asset impairments          -         -       621          -     2,090
Non-cash charges         490       506       443      1,451     1,484
Gain on sale of
 assets held for
 sale                      -         -         -       (355)        -
Restructuring
 charges                  24     1,201       101      1,249     3,526
                    --------- --------- ---------  --------- ---------
Adjusted EBITDA     $ 42,132  $ 34,405  $ 25,391   $137,760  $100,981
                    ========= ========= =========  ========= =========

We calculate EBITDA as earnings before cumulative effect of change in accounting plus interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: asset impairment charges, non-cash charges, restructuring charges and other (gains) losses. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our new US revolving credit facility, established on July 25, 2007, and it provides useful information concerning our ability to comply with debt covenants. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.).


                      BUCKEYE TECHNOLOGIES INC.
                     SUPPLEMENTAL RECONCILIATIONS
                             (unaudited)
                (In thousands, except per share data)

                                Three Months Ended        Year Ended
                           ----------------------------  -------------
                           June 30, 2006 March 31, 2007  June 30, 2006
                           reconciled to reconciled to   reconciled to
NET SALES RECONCILIATION   June 30, 2007 June 30, 2007   June 30, 2007
                           ------------- --------------  -------------

Net sales                  $      193.4  $        193.0  $      728.5
    Volume (1)                     (7.9)            2.7          (9.6)
    Pricing (2)                    11.4             3.2          32.4
    Product sales mix and
     other (3)                      3.3             1.3          18.0
                           ------------- --------------  -------------
Net sales                  $      200.2  $        200.2  $      769.3
                           ============= ==============  =============

(1) Volume relates to the change in volume on comparable products
(2) Pricing relates to the changes in unit prices on comparable products
(3) Product sales mix relates to the impact of changes in the mix of products shipped. Other includes the impact of changes in foreign currency exchange rates on the translation of sales denominated in currencies other than the US dollar.



                                Three Months Ended        Year Ended
                           ----------------------------  -------------
                           June 30, 2006 March 31, 2007  June 30, 2006
EARNINGS PER SHARE         reconciled to reconciled to   reconciled to
RECONCILIATION (4)         June 30, 2007 June 30, 2007   June 30, 2007
                           ------------- --------------  -------------

EARNINGS (LOSS) PER SHARE  $       0.03  $         0.17  $       0.05
    Volume (a) (5)                (0.02)           0.02          0.01
    Pricing / product mix
     (a) (6)                       0.21            0.05          0.55
    Costs (a) (7)                  0.02            0.03          0.05
    Impact of Americana,
     Brazil facility
     transition (8)                0.06            0.03          0.05
    Restructuring,
     impairment, early
     debt extinguishment
     costs                         0.01            0.02          0.07
    Corporate / Other (9)          0.10            0.09          0.01
                           ------------- --------------  -------------
EARNINGS PER SHARE         $       0.41  $         0.41  $       0.79
                           ============= ==============  =============
    (a) Excludes impact of Americana facility transition

(4) All calculations are net of taxes
(5) Volume - Changes in volume on comparable products at prior period gross margins (price, unit cost and mix are at the same levels as the prior quarter).
(6) Pricing / Product Mix - Impact of changes in selling prices (on comparable products) and changes in the mix of products shipped.
(7) Costs - Changes in production volume, energy related prices, price and usage of chemicals and raw materials, transportation costs, direct spending and selling, research and administrative expenses.
(8) Americana impact is shown separately.
(9) Corporate / Other - Net interest expense, intangible amortization, foreign exchange gain(loss), gain(loss) on sale of assets, other income(expense), and tax adjustments and changes in tax rate.


     CONTACT: Buckeye Technologies Inc.
              Steve Dean, 901-320-8352
              Senior Vice President and Chief Financial Officer or
              Shirley Spears, 901-320-8125
              Investor Relations
              www.bkitech.com